UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement.

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☐	Soliciting Material under §240.14a-12.
Emmis Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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I. Press Release

On August 13, 2010, Emmis Communications Corporation (“Emmis”) (i) further extended the Exchange Offer until 5:00 p.m., New York City time, on Friday, August 20, 2010, and (ii) adjourned the special meeting of Emmis shareholders (the “Special Meeting”), which was convened at 6:30 p.m., local time, on Friday, August 13, 2010, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204 (“Emmis’ Headquarters”), to vote on the Proposed Amendments, until 6:30 p.m., local time, on Friday, August 20, 2010, at Emmis’ Headquarters. The following press release was issued in connection with the further extension of the Exchange Offer and adjournment of the Special Meeting described above:
For Immediate Release
Friday, August 13, 2010
Contact: Patrick M. Walsh
Ryan A. Hornaday
317-266-0100
Emmis Communications Further Extends Preferred Stock Exchange Offer and
Adjourns Special Shareholder Meeting
Indianapolis, IN (NASDAQ: EMMS) — August 13, 2010 — Emmis Communications Corporation, an Indiana corporation (“Emmis”) today announced that it is further extending its offer to issue 12% PIK Senior Subordinated Notes due 2017 (“New Notes”) in exchange for Emmis’ 6.25% Series A Cumulative Convertible Preferred Stock (“Preferred Stock”) at a rate of $30.00 principal amount of New Notes for each $50.00 of liquidation preference of Preferred Stock until 5:00 p.m., New York City time, on Friday, August 20, 2010. The exchange offer, as previously extended, was originally scheduled to expire at 5:00 p.m., New York City time, on Friday, August 13, 2010.
Emmis also announced that the special meeting of Emmis shareholders held at 6:30 p.m., local time, on Friday, August 13, 2010, to vote on certain amendments to the terms of the Preferred Stock, was adjourned until 6:30 p.m., local time, on Friday, August 20, 2010, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.
Emmis has been informed that JS Acquisition, Inc., an Indiana corporation (“JS Acquisition”) whose equity securities are owned entirely by Mr. Jeffrey H. Smulyan, the Chairman, Chief Executive Officer and President of Emmis, and JS Acquisition, LLC, an Indiana limited liability company (“JS Parent”) that is wholly owned by Mr. Smulyan, is further extending its tender offer to purchase all of Emmis’ outstanding shares of Class A common stock for $2.40 per share in cash until 5:00 p.m., New York City time, on Friday, August 20, 2010. The tender offer, as previously extended, was originally scheduled to expire at 5:00 p.m., New York City time, on Friday, August 13, 2010.
The offers are being further extended because Emmis, JS Parent, JS Acquisition, Mr. Smulyan and certain other interested parties are continuing to negotiate in an effort to reach an agreement with a group of holders of Preferred Stock that owns approximately 38.3% of the outstanding shares of Preferred Stock in the aggregate, and who have previously advised Emmis and Mr. Smulyan that they would vote against the amendments to the terms of the Preferred Stock to be voted on at the special meeting. There can be no assurance that an agreement will be reached with the group of holders of Preferred Stock, in which case alternative structures will be explored.
As of 5:00 p.m., New York City time, on Friday, August 13, 2010, 423,203 shares of Preferred Stock had been tendered into and not withdrawn from the exchange offer. In addition, as of 5:00 p.m., New York City time, on Friday, August 13, 2010, 20,745,196.463 Class A shares had been tendered into and not withdrawn from the tender offer. If not withdrawn at or prior to the expiration of the tender offer, such shares would satisfy the Minimum Tender Condition.
About Emmis
Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis operates the 8th largest publicly traded radio portfolio in the United States based on total listeners. As of February 28, 2010, Emmis owns and operates seven FM radio stations serving the nation’s top three markets — New York, Los Angeles and Chicago, although one of Emmis’ FM radio stations in Los Angeles is operated pursuant to a Local Marketing Agreement whereby a third party provides the programming for the station and sells all advertising within that programming. Additionally, Emmis owns and operates fourteen FM and two AM radio stations with strong positions in St. Louis, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there), Indianapolis and Terre Haute, IN.
In addition to Emmis’ domestic radio properties, Emmis operates an international radio business and publishes several city and regional magazines. Internationally, Emmis owns and operates national radio networks in Slovakia and Bulgaria. Emmis’ publishing operations consists of Texas Monthly, Los Angeles, Atlanta, Indianapolis Monthly, Cincinnati, Orange Coast, and Country Sampler and related magazines. Emmis also engages in various businesses ancillary to Emmis’ broadcasting business, such as website design and development, broadcast tower leasing and operating a news information radio network in Indiana.
Emmis’ news releases and other information are available on the company’s website at www.emmis.com.
IMPORTANT INFORMATION
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR EXCHANGE OR THE SOLICITATION OF AN OFFER TO SELL OR EXCHANGE CLASS A COMMON STOCK, PREFERRED STOCK, STOCK OPTIONS, RESTRICTED STOCK, DEBT OR OTHER SECURITIES OF EMMIS.
JS ACQUISITION HAS COMMENCED AN OFFER TO PURCHASE SHARES OF CLASS A COMMON STOCK OF EMMIS (THE “TENDER OFFER”) PURSUANT TO THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL, DATED JUNE 2, 2010 (TOGETHER WITH AMENDMENTS AND SUPPLEMENTS THERETO, THE “TENDER OFFER DOCUMENTS”) THAT WAS FILED UNDER COVER OF A COMBINED SCHEDULE TO/13E-3 TRANSACTION STATEMENT WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE TENDER OFFER DOCUMENTS HAVE BEEN DISTRIBUTED TO EMMIS’ SHAREHOLDERS. THIS PRESS RELEASE IS NOT A SUBSTITUTE FOR THE TENDER OFFER DOCUMENTS.
IN CONNECTION WITH THE TENDER OFFER, EMMIS HAS COMMENCED AN OFFER TO ISSUE NEW 12% PIK SENIOR SUBORDINATED NOTES DUE 2017 IN EXCHANGE FOR EMMIS’ 6.25% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK (THE “EXCHANGE OFFER”). ALSO, IN CONNECTION WITH THE EXCHANGE OFFER AND THE TENDER OFFER, EMMIS IS SOLICITING PROXIES (THE “PROXY SOLICITATION”) FROM ITS COMMON AND PREFERRED SHAREHOLDERS TO VOTE IN FAVOR OF CERTAIN PROPOSED AMENDMENTS TO EMMIS’ ARTICLES OF INCORPORATION. THE EXCHANGE OFFER AND PROXY SOLICITATION HAVE BOTH COMMENCED PURSUANT TO A DEFINITIVE OFFER TO EXCHANGE, DEFINITIVE PROXY STATEMENT AND THEIR RESPECTIVE LETTERS OF TRANSMITTAL AND OTHER RELATED MATERIALS, DATED JULY 6, 2010 (TOGETHER WITH AMENDMENTS AND SUPPLEMENTS THERETO, THE “EXCHANGE OFFER DOCUMENTS”, AND COLLECTIVELY WITH THE TENDER OFFER DOCUMENTS, THE “DISCLOSURE DOCUMENTS”) THAT WERE FILED UNDER COVER OF A COMBINED SCHEDULE TO/SCHEDULE 13E-3 TRANSACTION STATEMENT WITH THE SEC. THE EXCHANGE OFFER DOCUMENTS HAVE BEEN DISTRIBUTED TO EMMIS’ SHAREHOLDERS, AND THIS PRESS RELEASE IS NOT A SUBSTITUTE FOR THE EXCHANGE OFFER DOCUMENTS.
SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE DISCLOSURE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO THE TENDER OFFER, THE EXCHANGE OFFER AND THE PROXY SOLICITATION (THE “TRANSACTIONS”). INVESTORS MAY OBTAIN FREE COPIES OF THE DISCLOSURE DOCUMENTS, INCLUDING THE LETTERS OF TRANSMITTAL, AT THE SEC’S WEB SITE AT WWW.SEC.GOV. IN ADDITION, COPIES OF THE DISCLOSURE DOCUMENTS, INCLUDING THE LETTERS OF TRANSMITTAL, MAY BE OBTAINED FOR FREE BY DIRECTING SUCH REQUESTS TO BNY SHAREOWNER SERVICES, THE INFORMATION AGENT FOR THE TRANSACTIONS, AT 1-866-301-0524. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TRANSACTIONS.
EMMIS AND ITS DIRECTORS AND OFFICERS AND OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES. INFORMATION REGARDING EMMIS’ DIRECTORS AND EXECUTIVE OFFICERS IS DETAILED IN ITS PROXY STATEMENTS AND ANNUAL REPORTS ON FORM 10-K. SUCH INFORMATION IS ALSO CONTAINED IN THE EXCHANGE OFFER DOCUMENTS.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about Emmis’ beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Although Emmis believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Emmis’ actual results could differ materially from those described in the forward-looking statements.
Emmis’ ability to achieve its objectives could be adversely affected by the factors discussed in its Annual Report on Form 10-K, as amended, for the fiscal year ended February 28, 2010 and Definitive Proxy Statement/Offer to Exchange filed with the SEC on July 6, 2010, as well as, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the inability to complete the proposed transactions described above due to the failure to satisfy the conditions required to complete the proposed transactions, (2) the outcome of any legal proceedings that have been and may be instituted against Emmis and others following announcement of the proposed transactions, (3) the ability to recognize the benefits of the proposed transactions, (4) the amount of the costs, fees, expenses and charges related to the proposed transactions, (5) general industry conditions such as the competitive environment, (6) regulatory matters and risks, (7) legislative developments, (8) changes in tax and other laws and the effect of changes in general economic conditions, (9) the risk that a condition to closing of the proposed transactions may not be satisfied, and (10) other risks to consummation of the proposed transactions, including the risk that the proposed transactions will not be consummated within the expected time period.
Many of the factors that will determine the outcome of the subject matter of this press release are beyond Emmis’ ability to control or predict. Emmis undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Additional information regarding these risk factors and uncertainties is detailed from time to time in Emmis’ filings with the SEC, including but not limited to its Annual Report on Form 10-K, as amended, for the fiscal year ended February 28, 2010 and Definitive Proxy Statement/Offer to Exchange filed with the SEC on July 6, 2010. These filings are also available for viewing on Emmis’ website. To access this information on Emmis’ website, please visit www.emmis.com and click on “Investors”, “SEC Filings”.
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II. Amendments to Proxy Statement/Offer to Exchange
     The following are amendments that are being made to the Proxy Statement/Offer to Exchange in connection with the further extension of the Exchange Offer and the adjournment of the Special Meeting:
     The information set forth below amends and supplements Emmis’ Proxy Statement/Offer to Exchange dated July 6, 2010 and should be read in conjunction with such Proxy Statement/Offer to Exchange. All terms used below and not defined herein shall have the meanings set forth in the Proxy Statement/Offer to Exchange. The Proxy Statement/Offer to Exchange is hereby amended and supplemented as follows:
1.	The Exchange Offer has been extended from 5:00 p.m., New York City time, on Friday, August 13, 2010 until 5:00 p.m., New York City time, on Friday, August 20, 2010. All references in the Proxy Statement/Offer to Exchange, the Letter of Transmittal, the Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, and the Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to the Expiration Date of 5:00 p.m., New York City time, on Friday, August 13, 2010 are hereby amended and restated to refer to 5:00 p.m., New York City time, on Friday, August 20, 2010.

2.	As of 5:00 p.m., New York City time, on Friday, August 13, 2010, 20,745,196.463 shares of Class A Common Stock had been tendered into and not withdrawn from the JS Acquisition Tender Offer. If not withdrawn at or prior to expiration of the JS Acquisition Tender Offer, these shares of Class A Common Stock would satisfy the Minimum Tender Condition. In addition, as of 5:00 p.m., New York City time, on Friday, August 13, 2010, 423,203 shares of Existing Preferred Stock had been tendered into and not withdrawn from the Exchange Offer.

3.	“Special Factors—Background” of the Proxy Statement/Offer to Exchange is hereby also amended by inserting the following text after the last paragraph thereof:

“In light of the ongoing discussions and negotiations between the representatives of JS Acquisition, Emmis and Alden and the representatives of the Locked-Up Holders as of August 13, 2010, Emmis further extended the Exchange Offer until 5:00 p.m., New York City time, on Friday, August 20, 2010 and issued a press release announcing the further extension of the Exchange Offer and the adjournment of the special meeting of Emmis shareholders, which was convened at 6:30 p.m., local time, on Friday, August 13, 2010, at Emmis’ Headquarters, to vote on the Proposed Amendments, until 6:30 p.m., local time, on Friday, August 20, 2010, at Emmis’ Headquarters, and JS Acquisition further extended the JS Acquisition Tender Offer and issued a press release announcing the further extension of the JS Acquisition Tender Offer until 5:00 p.m., New York City time, on Friday, August 20, 2010. On the same day, Alden consented to the further extension of the JS Acquisition Tender Offer and the Exchange Offer pursuant to the terms of the Alden Purchase Agreement. Emmis (with the approval of the Committee) had previously consented to the further extension of the JS Acquisition Tender Offer, and JS Parent had previously consented to the further extension of the Exchange Offer, pursuant to the terms of the Merger Agreement. As of August 13, 2010, JS Parent, JS Acquisition and Mr. Smulyan have stated that they expect to continue to negotiate in an effort to reach an agreement with the Locked-Up Holders. There was no assurance that such an agreement would be reached, in which case alternative structures will be explored.

On August 16, 2010, JS Acquisition, JS Parent, Mr. Smulyan and Emmis filed an Amendment to their combined Statement on Schedule TO and Schedule 13E-3 with the SEC with respect to the further extension of the JS Acquisition Tender Offer. On that same day, Emmis filed Amendment No. 6 to its Schedule TO/13E-3 with the SEC with respect to the further extension of the Exchange Offer and the adjournment of the special meeting of Emmis shareholders.”

4.	“The Transactions—Certain Legal Matters—Shareholder Litigation” of the Proxy Statement/Offer to Exchange is hereby amended by deleting the first paragraph after the last bullet point thereof, and replacing the deleted text with the following:

“The Defendants in the Primich action have until September 3, 2010 to respond to the complaint.”

5.	“The Transactions—Certain Legal Matters—Shareholder Litigation” of the Proxy Statement/Offer to Exchange is hereby amended by deleting the last sentence in the penultimate paragraph thereof, and replacing the deleted text with the following:

“By order dated August 11, 2010, the Court approved the stipulation, transferring the Frank case to the United States District Court for the Southern District of Indiana. Defendants have until September 3, 2010 to respond to the complaint.”